                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 28, 1996

                        THE CHICAGO DOCK AND CANAL TRUST
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

       ILLINOIS                  0-13804                       36-2476640
      ---------                  -------                       -----------
(State of Incorporation)       (Commission                      (IRS Employer
                              File Number)                   Identification No.)

455 East Illinois Street, Suite 565
-----------------------------------
         Chicago, Illinois                                       60611
         -----------------                                       -----
(Address of principal executive offices)              (Zip Code)

                                 (312) 467-1870
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

     On February 28, 1996, the Trust issued a press release, a copy of which is attached.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         THE CHICAGO DOCK AND CANAL TRUST
                         --------------------------------
                              (Registrant)






                         By:          /s/  David R. Tinkham
                            --------------------------------------------
                              David R. Tinkham, Vice President

Dated:    February 28, 1996



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FROM:  MARCY MONYEK AND ASSOCIATES      FOR: THE CHICAGO DOCK AND CANAL TRUST
       55 West Wacker Drive                  455 East Illinois Street
       Chicago, Illinois  60601              Chicago, Illinois  60611
       312/263-2135                          312/467-1870

Contact:  Sharon Erikson                Contact:  David R. Tinkham

                                        FOR IMMEDIATE RELEASE


                 THE CHICAGO DOCK AND CANAL TRUST (NASDAQ/DOCKS)
           ENGAGES FINANCIAL ADVISOR TO EXPLORE STRATEGIC ALTERNATIVES


     CHICAGO, February 28, 1996 -- The Chicago Dock and Canal Trust (NASDAQ/DOCKS) announced today that a special committee of its Board has retained Lehman Brothers Inc. as financial advisor to assist the Trust in studying strategic alternatives designed to enhance shareholder value. There can be no assurance that the study will result in a transaction involving the Trust.

     Cityfront Center, an established mixed-use development located on prime, downtown Chicago lakefront land, is the Trust's primary real estate investment. Within the development, the Trust owns the land under the 1,200 room Sheraton Chicago Hotel and Towers and approximately 14 acres of land to be developed. It also owns the Midrise portion of Cityfront Place (a 904-unit residential complex) and one-third of the partnership which owns the Highrise portion.

     The Chicago Dock and Canal Trust is a real estate investment trust engaged primarily in the business of acquiring and holding real estate and interests in real estate for investment. In addition to its interests in Cityfront Center, the Trust owns Lincoln Garden (a 73,000-sq.ft. office complex in Tampa, Florida) and Waterplace Park (a 105,000-sq.ft. office complex in Indianapolis, Indiana).

     Formed in 1962, the Trust is successor to The Chicago Dock and Canal Company which was founded in 1857 by Chicago's first mayor, William Ogden. The Chicago Dock and Canal Trust is traded on NASDAQ under the trading symbol DOCKS.


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